Exhibit 99.1

Dyadic Receives Regulatory Approval to Initiate Phase 1 Clinical Trial to Demonstrate Clinical Safety and Efficacy in Humans for DYAI-100 COVID-19 Recombinant Protein RBD Booster Vaccine Candidate

JUPITER, FL / October  27, 2022, Dyadic International, Inc. (“Dyadic”, “we”, “us”, “our”, or the “Company”) (NASDAQ: DYAI), a global biotechnology company focused on building innovative microbial platforms to address the growing demand for global protein production and unmet clinical needs for effective and affordable biopharmaceutical products for human and animal health, today announced that it has received regulatory approval of a Clinical Trial Application (CTA) from the South African Health Products Regulatory Authority (SAHPRA) to initiate a Phase 1 clinical trial of the DYAI-100 COVID-19 Receptor Binding Domain (RBD) booster vaccine.

The Phase 1 randomized, double blind, placebo-controlled trial is designed to demonstrate clinical safety and preliminary efficacy of the DYAI-100, COVID-19 recombinant protein RBD booster vaccine candidate. Preparations are now underway to initiate the Phase 1 clinical trial to evaluate the safety and immunogenicity of the vaccine, with current plans to begin enrolling patients later this year in South Africa.

“Dyadic and our South African partner, Rubic, are pleased to have achieved this regulatory milestone for the DYAI-100 COVID-19 booster vaccine candidate,” commented Mark Emalfarb, President and Chief Executive Officer of Dyadic.

Dr. Julian Naidoo, CEO of Rubic Consortium and Rubic One Health also commented, “Rubic is excited about the potential to improve vaccine security for Africa and other under-served areas.”

About Dyadic International, Inc.

Dyadic International, Inc. is a global biotechnology company committed to building innovative microbial platforms to address the growing demand for global protein bioproduction and unmet clinical needs for effective, affordable, and accessible biopharmaceutical products for human and animal health.

Dyadic's gene expression and protein production platforms are based on the highly productive and scalable fungus Thermothelomyces heterothallica (formerly Myceliophthora thermophila). Our lead technology, C1-cell protein production platform, is based on an industrially proven microorganism (named C1), which is currently used to speed development, lower production costs, and improve performance of biologic vaccines and drugs at flexible commercial scales for the human and animal health markets. Dyadic has also developed the DapibusTM filamentous fungal based microbial protein production platform to enable the rapid development and large-scale manufacture of low-cost proteins, metabolites, and other biologic products for use in non-pharmaceutical applications, such as food, nutrition, and wellness.

With a passion to enable our partners and collaborators to develop effective preventative and therapeutic treatments in both developed and emerging countries, Dyadic is building an active pipeline by advancing its proprietary microbial platform technologies, including our lead asset DYAI-100 COVID-19 vaccine candidate, as well as other biologic vaccines, antibodies, and other biological products.

To learn more about Dyadic and our commitment to helping bring vaccines and other biologic products to market faster, in greater volumes and at lower cost, please visit https://www.dyadic.com.

Safe Harbor Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding Dyadic International's expectations, intentions, strategies, and beliefs pertaining to future events or future financial performance, such as the success of our clinical trial application and our ability to secure commercial agreements and take advantage of other business opportunities. Actual events or results may differ materially from those in the forward-looking statements because of various important factors, including those described in the Company's most recent filings with the SEC. Dyadic assumes no obligation to update publicly any such forward-looking statements, whether because of new information, future events or otherwise. For a more complete description of the risks that could cause our actual results to differ from our current expectations, please see the section entitled "Risk Factors" in Dyadic's annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, as such factors may be updated from time to time in Dyadic's periodic filings with the SEC, which are accessible on the SEC's website and at https://www.dyadic.com.

Contact:

Dyadic International, Inc.

Ping W. Rawson

Chief Financial Officer

Phone: (561) 743-8333

Email: ir@dyadic.com